Exhibit (a)(2)

SCHEDULE A

SERIES OF TRUST

as of February 26, 2013

PIMCO 0-1 Year U.S. Treasury Index Exchange-Traded Fund

PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund

PIMCO 1-3 Year U.S. Treasury Index Exchange-Traded Fund

PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund

PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund

PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund

PIMCO 3-7 Year U.S. Treasury Index Exchange-Traded Fund

PIMCO 7-15 Year U.S. Treasury Index Exchange-Traded Fund

PIMCO Australia Bond Index Exchange-Traded Fund

PIMCO Banking Sector Corporate Bond Index Fund

PIMCO Broad U.S. TIPS Index Exchange-Traded Fund

PIMCO Broad U.S. Treasury Index Exchange-Traded Fund

PIMCO Build America Bond Exchange-Traded Fund

PIMCO Canada Bond Index Exchange-Traded Fund

PIMCO Commercial Mortgage Bond Index Fund

PIMCO Diversified Income Exchange-Traded Fund

PIMCO Emerging Markets Bond Index Fund

PIMCO Emerging Markets Government Inflation-Linked Bond Index Fund

PIMCO Enhanced Short Maturity Exchange-Traded Fund

PIMCO Foreign Currency Strategy Exchange-Traded Fund

PIMCO Germany Bond Index Exchange-Traded Fund

PIMCO Global Advantage Inflation-Linked Bond Exchange-Traded Fund

PIMCO Global Advantage® Bond Index Fund

PIMCO Global Inflation-Linked Bond Index Fund

PIMCO Government Limited Maturity Exchange-Traded Fund

PIMCO High Yield Corporate Bond Index Exchange-Traded Fund

PIMCO Intermediate Municipal Bond Exchange-Traded Fund

PIMCO Investment Grade Corporate Bond Index Fund

PIMCO Low Duration Exchange-Traded Fund

PIMCO Prime Limited Maturity Exchange-Traded Fund

PIMCO Real Return Exchange-Traded Fund

PIMCO Short Term Municipal Bond Exchange-Traded Fund

PIMCO Subprime Mortgage Index Fund

PIMCO Total Return Exchange-Traded Fund

PIMCO U.S. Aggregate Bond Index Fund

PIMCO U.S. Long Duration Corporate Bond Index Fund

PIMCO U.S. Mortgage Index Fund

PIMCO Umbrella Credit Index Fund